EXHIBIT 5.1

                       ARTER & HADDEN LLP
                  1717 Main Street, Suite 4100
                      Dallas, Texas  75201
                       Tel:  214.761.2100
                       Fax:  214.741.7139


                        November 3, 2000



Board of Directors
Ascendant Solutions, Inc.
3737 Grader Street, Suite 110
Garland, Texas  75041

     Re:  Ascendant Solutions, Inc.
          Post Effective Amendment No. 1
            To Registration Statement on Form S-8

Ladies and Gentlemen:

     On November 3, 2000, Ascendant Solutions, Inc., a Delaware corporation and successor by merger to ASD Systems, Inc., d/b/a Ascendant Solutions, a Texas corporation (the "Company"), expects to file with the Securities and Exchange Commission its Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration Statement No. 333-93403, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (A) 1,200,000 shares of the $0.0001 par value common stock (the "Common Stock") of the Company issuable under the 1999 Long-Term Incentive Plan of ASD Systems, Inc. (the "Plan") and (B) 957,500 shares of the Common Stock of the Company issuable upon the exercise of a stock option granted to Paul M. Jennings (the "Jennings Option"), a prior employee of the Company.

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and approval of the Plan, the granting of the Options under the Plan, the issuance of shares of Common Stock

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Ascendant Solutions, Inc.
November 3, 2000
Page 2


pursuant to the Plan and related matters; (3) minutes and records and Plan of Merger of the corporate proceedings of the Company with respect to the approval of the Jennings Option and related matters; (4) the Registration Statement and exhibits thereto, including the Plan, the form of stock option agreements under the Plan and the Jennings Option, each listed as exhibits to the Registration Statement; (5) the Agreement and Plan of Merger by and between Ascendant Solutions, Inc. and ASD Systems, Inc.; and
(6) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the outstanding Options were duly granted and the Options to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan and to Paul
M. Jennings upon exercise of the Jennings Option, (iii) the exercise of Options and the Jennings Option are in accordance with the provisions thereof and, with respect to the Options, in accordance with the provisions of the Plan, and (iv) the consideration for the shares of Common Stock issuable upon the exercise of the Options and the Jennings Option is actually received by the Company as provided in the particular Option or Jennings Option, as the case may be (and, with respect to the Options, in accordance with the terms of the Plan), and such consideration exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options or the Jennings Option, as the case may be, will be validly issued, fully paid and nonassessable.

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Ascendant Solutions, Inc.
November 3, 2000
Page 3


     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General
Corporation Law of the state of Delaware as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                              Respectfully submitted,


                              ARTER & HADDEN LLP